Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended March 31, 2006, I, David A. Cerotzke, President and Chief Executive Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the year ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: May 15, 2006	/s/ David A. Cerotzke
David A. Cerotzke
President and Chief Executive Officer (principal executive officer)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended March 31, 2006, I, Wade F. Brooksby, Chief Financial Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the year ended March 31, 2006 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: May 15, 2006	/s/ Wade F. Brooksby
Wade F. Brooksby
Chief Financial Officer (principal financial officer and principal accounting officer)